As filed with the Securities and Exchange Commission on December 28, 2000
                  Securities Act Registration No. 333-


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                             SDC INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


        Delaware                                        75-2583767
(State or other jurisdiction                        (I.R.S. Employer
of incorporation or organization)                 Identification number)

    777 S. Flagler  8th Floor West   W. Palm Beach, FL           33401
       (Address of principal executive offices)               (Zip Code)


       SDC INTERNATIONAL, INC. 2000 NON-QUALIFIED STOCK OPTION PLAN
                            (Full Title of the Plan)

                                Ronald A. Adams
                     Chairman & Chief Executive Officer
                             SDC INTERNATIONAL, INC.
                        777 S. Flagler   8th Floor West
                            W. Palm Beach, FL  33401

                                   copies to:

                               Andrew Hulsh, Esq.
                                Baker & McKenzie
                              1200 Brickell Avenue
                              Miami, Florida  33131

                     (Name & Address of agent for Service)

                                  (561) 882-9300
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE


Title of securities     Amount             Proposed           Proposed
To be registered        to be              Maximum            Maximum            Amount of
                        Registered         Offering Price     Aggregate         Registration
                                           Per Share*         Offering Price        Fee

Common Stock,
$.001 par value         500,000 shares     $0.6405            $320,250          $84.55




* Estimated solely for the purpose of calculation the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended, using the high and low price of the Registrant's common stock par value $.001 per share as reported on the over the counter market on December 26, 2000.

                             PART II
                       INFORMATION REQUIRED
                   IN THE REGISTRATION STATEMENT


Item 3.     Incorporation of Documents by Reference.

The following documents are incorporated into this Registration
Statement by reference:

     (1) The registrant's latest Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, as amended, (the "Annual Report"), filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (2)     All other reports filed by the registrant pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1), above; and

     (3) A description of the registrant's common stock, par value $0.001 per share (the "Common Stock"), and related matters included in the registrant's registration statement on Form 10SB filed under the Exchange Act (file no. 000-27520), and any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.     Description of Securities

     Not applicable.


Item 5.     Interest to Named Experts and Counsel

     Not applicable.

Item 6.     Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of Delaware (the "DGCL") provides that a Delaware corporation may indemnify any person who was or is a party or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that any such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of such corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A Delaware corporation may indemnify officers and directors against expenses (including attorneys' fees) in connection with the defense or settlement of an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys' fees) which such officer or director actually and reasonably incurred. The foregoing description is qualified in its entirety by reference to the more detailed provisions of Section 145 of the DGCL.

     Section 102 of the DGCL allows a Delaware corporation to eliminate or limit the personal liability of a director to the corporation or to any of its stockholders for monetary damage for a breach of fiduciary duty as a director, except in the case where the director (i) breaches such person's duty of loyalty to the corporation or its stockholders, (ii) fails to act in good faith, engages in intentional misconduct or knowingly violates a law, (iii) authorizes the payment of a dividend or approves a stock purchase or redemption in violation of Section 174 of the DGCL or (iv) obtains an improper personal benefit.

     The officers and directors are indemnified pursuant to specific provisions of the registrant's Amended and Restated Certificate of Incorporation (the "Amended Certificate") and Bylaws to the fullest extent permissible under the law, subject to specific limitations imposed, with the basic intent of not granting any indemnity in contravention of the laws of the state of Delaware or of the United States of America, whether as a matter of law or public policy pursuant to statutory provisions.

     Pursuant to the registrant's Amended Certificate, no director shall be personally liable to the registrant or its stockholders for monetary damages for any breach of fiduciary duty as a director. The Amended Certificate further provides, however, that a director shall be liable to the extent provided by applicable law, (i) for breach of the director's duty of loyalty to the registrant or its stockholders,
(ii) for acts or omissions not in good faith of law, (iii) pursuant to
Section 174 of the DGCL; or (iv) for any transaction from which the director derived an improper personal benefit. No amendment or repeal of this provision in the Amended Certificate may adversely affect any right or protection of any director of the registrant existing at the time of such amendment or repeal for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     At present, there is no pending litigation or proceeding involving a director or officer of the registrant as to which indemnification is being sought, nor is the registrant aware of any threatened litigation that may result in claims for indemnification by any officer or director.


Item 7.     Exemption from Registration Claimed

     Not applicable.


Item 8.     Exhibits

     The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

     1.2    Amended and Restated Certificate of Incorporation of
            SDC International, Inc.

     4.2    SDC INTERNATIONAL, INC. 2000 Non-Qualified Stock
            Option Plan

     5.1 Opinion of Baker & McKenzie, regarding legality of the securities covered by this Registration Statement.

     23.1 Consent of Baker & McKenzie, counsel for the registrant, to the use of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such counsel in this Registration Statement (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

     23.2 Consent of Richard A. Eisner & Company, LLP, independent auditors.


Item 9.     Undertakings

     (a)     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

               (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the United States Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                             SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, the hereunto duly authorized, in the City of Palm Beach, State of Florida, on December 27, 2000.

                                SDC INTERNATIONAL, INC.


                                By:______/s/Ronald A. Adams______
                                   Ronald A. Adams, Chairman
                                   Chief Executive Officer and Director

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


                                Signatures and Capacities:


December 27, 2000               By:______/s/Ronald A. Adams______
                                   Ronald A. Adams
                                   Chairman of the Board, Chief
                                   Executive Officer, Chief
                                   Financial Officer
                                   and Director (Principal executive
                                   officer and financial officer)


December 27, 2000               By:_____/s/H.S. Green, Jr._______
                                   H.S. Green, Jr.,
                                   Secretary and Director



December 27, 2000               By:_____________________________
                                   Milota K. Srkal
                                   President and Director

                             EXHIBIT INDEX

The following is a complete list of exhibits filed as a part of this Registration Statement and which are incorporated herein.

Exhibit No.   Description

1.2 Amended and Restated Certificate of Incorporation of SDC International, Inc.

4.2           SDC INTERNATIONAL, INC. 2000 Non-Qualified
              Stock Option Plan

5.1 Opinion of Baker & McKenzie regarding legality of the securities covered by this Registration statement.

23.1 Consent of Baker & McKenzie, legal counsel for the registrant, to the use of its opinion with respect to the legality of the securities covered by this Registration Statement and to the references to such counsel in this Registration Statement (contained in the opinion filed as Exhibit 5.1 to this Registration Statement).

23.2 Consent of Richard A. Eisner & Company, LLP, independent auditors.